                                                                     EXHIBIT 6.1


                         GENERAL PARTNERSHIP AGREEMENT
                                      OF
                        THE MEADOWS RESORT PARTNERSHIP


          THIS GENERAL PARTNERSHIP AGREEMENT (this "Agreement") is entered into
                                                    ---------
and shall be effective as of the ____ day of ________, 1998, by and between BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("BRC"),
                                                                         ---
and MEADOWS PRESERVATION, INC., a Florida corporation ("MPI").
                                                        ---

                                   RECITALS
                                   --------

     A. MPI is a corporation organized under the laws of the State of Florida to acquire the Property (as hereinafter defined), to hold the record interest therein and to be responsible for the operation thereof pursuant to Fla. Stat.
(S)(S) 723.071 and 723.077.

     B. The parties hereto now desire to form a general partnership to own, finance, operate and manage the Property, and desire to enter into this Agreement in order to govern the affairs of such partnership and set forth the parties' rights, obligations and understandings with respect to such partnership.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the Partners (as hereinafter defined) agree as follows:

     SECTION 1.  THE PARTNERSHIP

     1.1  Formation. The Partners hereby enter into and form The Meadows Resort
          ---------
Partnership (the "Partnership").   The authority of the Partners shall be
                  -----------
strictly limited to the purposes and scope set forth in this Agreement.

     1.2  Name.  The name of the Partnership shall be "The Meadows Resort
          ----
Partnership".

     1.3  Purpose and Scope of Partnership.
          --------------------------------

          (a) The purpose of the Partnership is to acquire, hold, operate and, if and when appropriate, sell the Property or the beneficial interest therein, and to engage in any and all activities reasonably related or incidental thereto.

          (b) The Partners intend that this Agreement and the Partners' general rights and duties shall be governed by the Act (as hereinafter defined), as interpreted by applicable court decisions, except as stated below:

               (i) Where an express contractual agreement contained in this Agreement to the contrary has been made, such agreement shall apply to the extent it can legally be made and enforced;

               (ii) The Partners generally intend and expect that claims and requests for enforcement of contributions and periodic accountings may be made by one Partner to or against the other Partner from time to time without causing or requiring a winding up or termination of the Partnership, partition or any similar requirement that the Partnership and/or its assets be divided before such claims or rights of action exist or are enforceable between the Partners; and

               (iii) Except as otherwise provided in this Agreement, neither Partner shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Partner.

     1.4  Legal Situs.  For purposes of legal designation of the Partnership,
          -----------
the Partners agree that:

          (a) all business of the Partnership shall be conducted solely under the name of "The Meadows Resort Partnership";

          (b) legal notice of the Partnership's name and any modification thereof shall be made as and to the extent required by applicable law; and

          (c) the principal place of business of the Partnership shall be located at the Property.

     1.5  Independent Activities.  Each Partner and its Affiliates may,
          ----------------------
notwithstanding this Agreement, engage in whatever activities it or they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or the other Partner or its Affiliates. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent either Partner or its Affiliates from engaging in such activities, or require either Partner or its Affiliates to permit the Partnership or the other Partner or its Affiliates to participate in any such activities or entitle the Partnership or the other Partner or its Affiliates to any rights to the income, gain or profits derived therefrom, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner, for itself and its Affiliates, hereby waives, relinquishes and renounces any such right or claim of participation.

     1.6    Considered a Partnership.  The Partners intend that, pursuant to the
            ------------------------
provisions of Subchapter K of Chapter 1 of Subtitle A of the Code (as hereinafter defined), the Partnership will be treated as a partnership for Federal income tax purposes. Each Partner agrees not to make or attempt to make an election under Code Section 761 to be excluded from the application of Subchapter K or from the application of any comparable provisions of applicable state or local law. The Partnership and the Partners shall not elect classification of the Partnership for Federal tax purposes as other than a partnership under Treasury Regulations Section 301.7701-3. BRC in its sole discretion may determine whether to make or fail to make, on behalf of the Partnership, any corresponding election available for state or local tax purposes.

     1.7  Definitions.  Capitalized words and phrases used in this Agreement
          -----------
have the following meanings:

          (a) "Act" means the [Revised] Uniform Partnership Act of the State of Florida as amended from time to time (or any corresponding provisions of succeeding law).

          (b) "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (iii) any officer, director or general partner of such Person, (iv) any Person who is an officer, director, general partner, trustee, beneficiary or holder of ten percent (10%) or more of the voting securities of any Person described in clauses (i) through (iii) of this sentence, or (v) any Person who is a member of the immediate family of any Person described in clauses (i) through (iv) of this sentence. As used in
Section 1.7(b)(i) hereof, "control" (in the context of the terms "controlling,"
-----------------
"controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of entities or persons, whether through the ownership of voting securities, by contract or otherwise. As used in Section 1.7(b)(ii) hereof, the term
                                   ------------------
"controlling" means the possession, direct or indirect, of the power to cause the voting securities to be voted as the Person sees fit.

          (c) "Agreement" means this General Partnership Agreement, as amended, supplemented or restated from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

          (d) "Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted basis for Federal income tax purposes, except as follows:

               (i) The initial Asset Value of any asset contributed by a Partner to the Partnership shall be the Gross Fair Market Value of such asset;

               (ii) Upon the distribution in kind of any Partnership asset, the Asset Value of such asset shall be adjusted immediately prior to such distribution to equal its Gross Fair Market Value;

               (iii) To the extent that an adjustment is necessary or appropriate to reflect the relative economic interest of the Partners in the Partnership, the Asset Values of all Partnership assets shall be adjusted to equal their respective Gross Fair Market Values as of the following times: (1) upon the acquisition of an interest in the Partnership by a new Partner or an additional interest by an existing Partner in exchange for more than a de minimis capital contribution; and (2) upon the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and

               (iv) If the Asset Value of an asset has been determined or adjusted in accordance with paragraphs (i), (ii) or (iii) of this Section
                                                                     -------
               1.7(d), such Asset Value shall thereafter be adjusted by the
               ------
               Depreciation taken into account with respect to such asset for purposes of computing Profit and Loss.

          (e) "Capital Account" means, with respect to either Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

               (i) The Capital Account of each Partner shall be credited with the amount of cash and the Asset Value of any property contributed by such Partner to the Partnership pursuant to this Agreement plus all income, gain and Profit of the Partnership allocated to such Partner pursuant to this Agreement, plus the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

               (ii) The Capital Account of each Partner shall be debited with the amount of cash and the Asset Value of any Partnership property distributed to such Partner pursuant to this Agreement, plus all Loss and items of loss and deduction allocated to such Partner pursuant to this Agreement, plus the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

               (iii) In the event any Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

               (iv) In determining the amount of any liability for purposes of Sections 1.7(e)(i) and 1.7(e)(ii) hereof, there shall be taken
               ---------------------------------
               into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

               (v) The Capital Account of each Partner shall be adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(j) to take into account any required basis adjustments with respect to Code Section 38 property.

               (vi) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied consistently therewith.

          (f) "Capital Contribution" means, with respect to either Partner, the amount of money and the initial Asset Value of any property (other than money) contributed by such Partner to the Partnership, reduced by the amount of any liabilities of such Partner assumed by the Partnership in connection with the contribution or which are secured by any property contributed by such Partner to the Partnership. The initial Capital Contributions of the Partners are set forth on Exhibit A attached hereto.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          (h) "Contribution Agreement" means the Contribution Agreement to be executed by and among BRC, MPI and the Partnership after this Agreement is executed, in the form attached hereto Exhibit 1.7(b).

          (i) "Deadlock" means a deadlock between the Partners as to the proper resolution of any matter described in Section 5.2 hereof or any other dispute
                                      -----------
between the Partners relating to the Partnership, the Property, this Agreement or the interpretation of this Agreement.

          (j) "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such fiscal year or other period for Federal income tax purposes, except that if the Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, however, that if
                                                   --------  -------
the Federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year or other period is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by BRC. With respect to any asset of the Partnership for which depreciation is calculated in accordance with Treasury Regulations Section 1.704-3(d), Depreciation shall be calculated in the same manner.

          (k) "Gross Fair Market Value" means fair market value, unreduced by any liabilities, except that the initial Gross Fair Market Value of any asset contributed by a Partner to the Partnership shall be determined by the contributing Partner and the Partnership.

          (l) "MPI Documents" means the Articles of Incorporation and Bylaws of MPI, as amended, supplemented or restated from time to time.

          (m) "MPI Stock" means all of the authorized and issued shares of the
common stock of MPI.   The subscription price for each share of MPI Stock issued
prior to the second anniversary of the Partnership Execution Date shall be One Thousand Dollars ($1,000). Thereafter, the subscription price for each share of MPI Stock shall be determined in accordance with Schedule 2.6(b) attached hereto. MPI Stock shall be issued solely to owners of manufactured or mobile homes who lease lots located in the Property.

          (n) "MPI Stockholder" means an owner of MPI Stock.

          (o) "MPI Subscription Agreements" means the subscription agreements executed between MPI and MPI Stockholders with respect to the issuance of MPI Stock.

          (p) "Net Capital Proceeds" means the net cash proceeds remaining in the Partnership and available for distribution derived from any excess Capital Contributions, mortgages or other financings or refinancings, any sales and other dispositions (other than in the ordinary course of business) of the property of the Partnership, or any part thereof, any insurance award paid on account of destruction by casualty or from an eminent domain proceeding or conveyance in lieu thereof, or any other nonrecurring capital transaction after deduction of all expenses, charges and taxes incurred by the Partnership in connection with obtaining such proceeds and of any portion of such proceeds actually applied to the payment of Partnership indebtedness or to repair, restore or improve the property of the Partnership and after deduction of amounts used to establish reasonable reserves. "Net Capital Proceeds" shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with any sales and other dispositions (other than in the ordinary course of business) of the property of the Partnership.

          (q) "Net Cash Flow" means all cash received from Partnership operations not including amounts received as Capital Contributions, reduced by all cash paid, or amounts used to establish reasonable reserves, for all Partnership expenses, debt payments, capital improvements, replacements or other contingencies.

          (r) "Occupied Lots" means all lots within the Property that are occupied by a manufactured or mobile home as of the date of this Agreement or that become so occupied during the term of this Agreement.

          (s) "Partner" means any Person who (i) is described as such in the first paragraph of this Agreement or has become a Partner pursuant to the terms of this Agreement and (ii) has not ceased to be a Partner pursuant to the terms of this Agreement.

          (t) "Partnership" means the general partnership formed pursuant to this Agreement and the partnership continuing the business of the Partnership in the event of dissolution of the Partnership as herein provided.

          (u) "Partnership Execution Date" means the date of this Agreement.

          (v) "Partnership Interest" means an ownership interest in the Partnership and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement.

          (w) "Partnership Legal Costs" means all of the legal fees and expenses paid by BRC or its Affiliates, including, without limitation, legal fees and expenses of MPI's counsel paid by BRC or its Affiliates, in connection with or relating to the acquisition of the Property by MPI, the financing of such acquisition, the registration and sale of shares of MPI Stock, the reorganization of MPI from a non-profit corporation into a for-profit stock corporation, this Agreement and the Contribution Agreement, the litigation relating to MPI's right to acquire the Property and all other agreements, documents, writings and actions relating to any of the foregoing.

          (x) "Partnership Record Date" means, with respect to each distribution pursuant to Section 4 hereof, the date that is fourteen (14) days
                         ---------
prior to the date of such distribution (or if such fourteenth (14th) day is not a business day, the last business day immediately preceding such fourteenth
(14th) day).

          (y) "Partnership Units" means the fractional, undivided shares of the Partnership Interests issued to the Partners pursuant to Section 2 hereof, as
                                                         ---------
adjusted pursuant to Section 2.6 or 9 hereof, from time to time or at any time.
                     ----------------
The number of Partnership Units issued to the Partners is set forth on Exhibit A attached hereto, as such Exhibit A may be amended, supplemented or restated from time to time.

          (z) "Percentage Interest" means, as to each Partner, an interest in the Partnership determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding.

          (aa) "Person" means any individual, partnership, corporation, limited liability company, trust or other entity.

          (bb) "Profit" and "Loss" mean for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such fiscal year or other period, determined in accordance with Code Section 703(a) (for the purposes of computing Profit and Loss, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

               (ii)  Any expenditure of the Partnership described in Code
               Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss;

               (iii) In the event the Asset Value of any Partnership asset is adjusted pursuant to Sections 1.7(d)(ii) or 1.7(d)(iii) hereof,
                                    ----------------------------------
               the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss for the fiscal year or other period in which such adjustment occurs;

               (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

               (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing Federal taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

               (vi) Notwithstanding any other provision hereof, any items which are specially allocated pursuant to Sections 3.4 and 3.8 hereof
                                                   --------------------
               shall not be taken into account in computing Profit or Loss. Nevertheless, such items shall be taken into account in adjusting Capital Accounts pursuant to Section 1.7(e) hereof.
                                            --------------

          (cc) "Property" means the real property located at the northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as "The Meadows Resort", as more particularly described on Exhibit B attached hereto (including all improvements thereon), to which record title is and will be owned by MPI and beneficial ownership is or will be held by the Partnership, together with all of MPI's right, title and interest in and to all personal or intangible property related to or used in connection with the aforesaid real property and/or improvements, including, without limitation, the personal property listed on Exhibit C attached hereto.

          (dd) "Prospectus" means Part I of a registration statement, in form and substance acceptable to MPI and BRC, to be filed by MPI in accordance with the requirements of the Securities Act of 1933, as amended, offering to sell up to 2,354 shares of MPI Stock to the Eligible Homeowners.

          (ee) "Stock/Unit Ratio" means, (i) as of the time immediately prior to any written offer described in Section 2.6(d) hereof and (ii) as of the time
                               --------------
immediately prior to any transfer of Put Stock pursuant to Section 9.2(e) hereof
                                                           --------------
or of MPI Stock pursuant to Section 9.2(f) hereof, the number of shares of MPI
                            --------------
Stock issued and outstanding (not including any shares held as treasury stock) divided by the number of Partnership Units held by MPI.
----------

          (ff) "Treasury Regulations" mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          (gg) "Unoccupied Lots" means all lots within the Property that are not occupied by a manufactured or mobile home as of the date of this Agreement.

     1.8  Transactions with Affiliates.
          ----------------------------

          BRC may, on behalf of the Partnership, purchase or obtain goods or services from, or provide goods or services to, either Partner or its Affiliates; provided that the amounts paid for, and other terms relating to the furnishing of, such goods or services may not be materially less advantageous to the Partnership than the amounts and terms for and upon which similar goods or services could be obtained or furnished in the same geographic area to or from good quality corporations or business enterprises which are not a Partner or an Affiliate thereof. Without limiting the generality of the foregoing, the Partners expressly authorize the Partnership to enter into a management agreement with respect to the Property with MHC Management Limited Partnership, an Illinois limited partnership, substantially in the form attached hereto as Exhibit D (the "Management Agreement"). Amounts paid to either Partner
                          --------------------
or its Affiliates for goods or services in transactions authorized pursuant to this Section 1.8 shall be treated for all purposes as amounts paid to non-
     -----------
Partners and any compensation or reimbursement received by either Partner from any such Affiliate shall belong to such Partner and not to the Partnership. Neither Partner nor any of its Affiliates shall otherwise receive any compensation for services rendered to the Partnership except for such fees, commissions and other compensation expressly provided for in this Agreement.

     SECTION 2.  PARTNERS' CAPITAL CONTRIBUTIONS

     2.1  Initial Capital Contributions.  Each of the Partners shall make an
          -----------------------------
initial Capital Contribution of One Thousand Dollars ($1,000.00) to the Partnership and shall receive one (1) Partnership Unit in exchange therefor, as shown on Exhibit A attached hereto.

     2.2  Supplemental Capital Contributions.    In accordance with, and subject
          ----------------------------------
to the terms and conditions of, the Contribution Agreement, within three (3) business days after the date upon which the offer to sell shares of MPI Stock pursuant to the Prospectus expires (the "Closing Date"):
                                         ------------

          (a)  MPI shall contribute to the Partnership:

               (i) all of the cash raised by MPI from the offering of its shares of MPI Stock pursuant to the Prospectus (the "MPI Cash"),
                                                     --------

               (ii) all of the beneficial interest in the Property, subject only to the Permitted Exceptions (as defined in the Contribution Agreement); and

               (iii) all of MPI's right, title and interest in and to the Other Property (as defined in the Contribution Agreement), subject only to the Permitted Exceptions.

          The Partners hereby agree that the Asset Value of the Property and the Other Property, subject to the Permitted Exceptions, is zero.

          (b) BRC shall contribute to the Partnership cash in the amount of (i) [Four Million Seven Hundred Seven Thousand Five Hundred Twenty-nine 42/100 Dollars ($4,707,529.42)], less (ii) the MPI Cash (such net amount, the "BRC
                          ----                                          ---
Cash").

          (c) BRC shall contribute to the Partnership cash in the amount of [Two Million Two Hundred Fifty-six Thousand Dollars ($2,256,000)] with respect to the Unoccupied Lots (as hereinafter defined) in the Property. Except as provided in Section 2.6 hereof, BRC shall
            -----------
not receive any Partnership Units on account of its Capital Contribution described in this Section 2.2(c).
                  --------------

          (d) BRC shall contribute to the Partnership cash in the amount of Two Hundred Thousand Dollars ($200,000), to be used by the Partnership to fund capital improvements to the Property, as more particularly described in the Property Management and Operation Plan (as hereinafter defined). BRC shall not receive any Partnership Units on account of its Capital Contribution described in this Section 2.2(d).
        --------------

          2.3 Issuance of Additional Partnership Units.
              ----------------------------------------

          BRC is hereby authorized to cause the Partnership to issue additional Partnership Units to BRC, BRC's Affiliates or MPI, on the following terms and conditions:

          (a) One (1) Partnership Unit shall be issued to each Partner for each Capital Contribution, in cash, of One Thousand Dollars ($1,000) made by it to the Partnership pursuant to Sections 2.2(a)(i) or (b) hereof. BRC is hereby
                            -------------------------
authorized to amend Exhibit A to this Agreement to reflect all Capital Contributions made pursuant to Section 2.2 hereof, the Capital Account balances
                               -----------
of the Partners as a result of the Capital Contributions made by the Partners pursuant to Section 2.2 hereof, the number of Partnership Units issued to each
            ----------
Partner pursuant to Section 2.3 hereof and the Percentage Interest of each
                    -----------
Partner.

          (b) Partnership Units shall be issued solely to BRC, BRC's Affiliates and MPI.

          (c) The aggregate number of Partnership Units issued to MPI shall not exceed fifty percent (50%) of all of the Partnership Units issued by the Partnership.

          (d) Such other terms and conditions, consistent with the foregoing terms and conditions, as shall be reasonably necessary or appropriate.

          (f) BRC is authorized to cause the Partnership to issue Partnership Units pursuant to the provisions of Section 2.6 hereof.
                                    -----------

     2.4  No Additional Capital Contributions.  No Partner shall be obligated to
          -----------------------------------
make any further Capital Contributions to the Partnership.

     2.5  Other Matters.
          -------------

          (a) Except as otherwise provided in this Agreement, no Partner shall withdraw any Capital Contributions without the consent of both Partners.

          (b) Neither Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner, except as otherwise provided in this Agreement.

          (c) Neither Partner shall have any obligation at any time to restore a deficit balance in its Capital Account.

     2.6  Unoccupied Lots  It is agreed that:
          ---------------

          (a) BRC shall be solely responsible, at BRC's or its Affiliate's expense, for marketing or causing its Affiliate to market the Unoccupied Lots. Any and all such expenditures by BRC or its Affiliates shall not be treated as Capital Contributions, and BRC shall not receive any additional Capital Account credit with respect thereto.

          (b) On or before March 1 of each year during the term of this Agreement, BRC shall (i) determine (y) the market value of each Partnership Unit in accordance with the formula set forth in Schedule 2.6(b) attached hereto (the "Unit Value") and (z) the market value of each Occupied Lot in accordance
      ----------
with the formula set forth in Schedule 2.6(b) attached hereto (the "Occupied Lot
                                                                    ------------
Value") and (ii) deliver to MPI a written notice setting forth the Unit Value
-----
and the Occupied Lot Value, which Unit Value and Occupied Lot Value shall be binding on both Partners until the date upon which BRC shall deliver to MPI another written notice pursuant to this Section 2.6(b).
                                        --------------

          (c) In the event that a tenant takes possession of an Unoccupied Lot (each such tenant, a "New Tenant"), then immediately upon the date that the New
                      ----------
Tenant takes possession of such Unoccupied Lot, and without further action by the Partnership or the Partners, the number of Partnership Units held by BRC shall be increased by a number (the "Increase Number") equal to (i) the Occupied
                                     ---------------
Lot Value then pertaining, divided by (ii) the Unit Value then pertaining,
                           -------
adjusted to the nearest whole number.

          (d) Subject to compliance with applicable securities laws and the provisions of Section 2.6(f) hereof, MPI shall, not earlier than one hundred
              --------------
eighty three (183) days after the Closing Date, and thereafter promptly, offer in writing to issue to each New Tenant who has taken possession of an Unoccupied Lot, a number of authorized shares of MPI Stock equal to the Increase Number multiplied by the Stock/Unit Ratio, at an issue price per share of MPI Stock
----------
equal to the Unit Value divided by the Stock/Unit Ratio (the "Issue Price"), and
                        -------                               -----------
if such New Tenant shall accept such offer within thirty (30) days after the New Tenant's receipt thereof, MPI shall promptly issue to the New Tenant the number of shares of MPI Stock with respect to which such offer shall be accepted (the "Issue Number"), which shall be a whole number that is not more than the
 ------------
Increase Number multiplied by the Stock/Unit Ratio, in exchange for payment of the aggregate Issue Price for such shares. MPI agrees that MPI shall at all times maintain a sufficient number of authorized but unissued shares of MPI Stock to fulfil its obligations under this Section 2.6(d).
                                           --------------

          (e) MPI shall give written notice to BRC of the issuance of any MPI Stock to a New Tenant pursuant to Section 2.6(d) hereof, and such notice shall
                                  --------------
serve as a request from MPI to purchase from BRC the number of Partnership Units held by BRC that is equal to the Issue Number divided by the Stock/Unit Ratio,
                                              -------
for a price per Partnership Unit that is equal to the Issue Price multiplied by
                                                                  ----------
the Stock/Unit Ratio.  Subject to the provisions of Section 2.6(f) hereof, BRC
                                                    --------------
hereby agrees to sell to MPI, on the terms of this Section 2.6(e), the number of
                                                   --------------

Partnership Units that is equal to the Issue Number divided by the Stock/Unit
                                                    -------
Ratio, and upon receipt by BRC of (i) written notice from MPI as aforesaid, (ii) evidence reasonably satisfactory to BRC of the issuance to the New Tenant of the number of shares of MPI Stock that is equal to the Issue Number and (iii) payment in cash of the aggregate purchase price for such Partnership Units, BRC shall transfer such number of Partnership Units to MPI and modify Exhibit A accordingly.

          (f) Notwithstanding anything in this Section 2.6 to the contrary, BRC
                                               -----------
shall not be obligated to transfer to MPI Partnership Units pursuant to Section
                                                                        -------
2.6(e) hereof to the extent that the transfer of such Partnership Units would
------
cause BRC's Partnership Interest immediately following such transfer to equal less than fifty percent (50%) of all of the Partnership Interests. Accordingly, MPI agrees that MPI shall not be required to, and shall not, issue shares of MPI Stock to a New Tenant to the extent that, pursuant to this Section 2.6(f), BRC
                                                           --------------
will not be obligated to transfer a corresponding number of Partnership Units to MPI in connection with the issuance of such shares of MPI Stock.

          (g) At BRC's written request from time to time or at any time, subject to compliance with applicable securities laws, MPI shall issue such number of additional shares of MPI Stock as BRC shall request (the "Additional Shares") to
                                                          -----------------
any New Tenant and/or MPI Stockholder specified by BRC for the Issue Price per share then pertaining, adjusted in accordance with Section 2.6(e) hereof, and
                                                   --------------
that MPI will increase the number of authorized shares of MPI Stock as necessary to comply with its obligations under this Section 2.6(g). Any such request by
                                          --------------
BRC shall serve as BRC's agreement to sell to MPI a number of Partnership Units held by BRC computed in accordance with Section 2.6(e) hereof, and upon receipt
                                        --------------
by BRC of (i) evidence reasonably satisfactory to BRC of the issuance to the New Tenant and/or MPI Stockholder of such Additional Shares and (ii) payment in cash of the aggregate purchase price for such Partnership Units determined in accordance with Section 2.6(e) hereof, BRC shall transfer such number of
                --------------
Partnership Units to MPI and modify Exhibit A accordingly.

          (h) MPI agrees that, at all times throughout the term of this Partnership, the MPI Documents shall permit and provide for the rights and obligations set forth in this Section 2.6.
                              -----------

          (i) MPI acknowledges and agrees that the provisions of this Section
                                                                      -------
2.6 comprise an essential component of the joint venture between MPI and BRC,
---
that such provisions are fair and reasonable in scope and content, that an award of money damages may be inadequate for any breach of this Section 2.6 by MPI and
                                                          -----------
that any such breach may cause BRC irreparable harm. Accordingly, in addition to any other remedies that may be available at law or in equity, BRC shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including specific performance, and MPI agrees not to oppose the granting of such relief on the basis that BRC has an adequate remedy at law.

     SECTION 3.  ALLOCATIONS OF PROFIT, LOSS AND NONRECOURSE LIABILITIES

     3.1  Allocations of Profit and Loss.
          ------------------------------

          (a)  Profit. Profit of the Partnership (other than Profit described in
               ------
Sections 3.2 and 3.3 hereof) for each fiscal year shall be allocated to the
--------------------
Partners as follows:

               (i)   First, an amount of Profit not in excess of the amount (if
                     -----
               any) of Net Cash Flow distributed for such fiscal year pursuant to Section 4.1 hereof shall be allocated to the Partners in
                  -----------
               proportion to the amounts of such Net Cash Flow so distributed to each Partner; and

               (ii)  Thereafter, any remaining Profit shall be allocated in the
                     ----------
               same manner as set forth in Section 3.3 hereof.
                                           -----------

          (b)  Loss.  Loss of the Partnership (other than Loss described in
               ----
Sections 3.2 and 3.3 hereof) for each fiscal year shall be allocated to the
--------------------
Partners as follows:

               (i)   First, to those Partners with positive Capital Account
                     -----
               balances (determined by (A) taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and (B) adding to such balance such Partner's share of partnership minimum gain and minimum gain attributable to partner nonrecourse debt determined pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)), in proportion to, and to the extent of, such Capital Account balances; and

               (ii)  Thereafter, to the Partners in the ratio of their
                     ----------
               Percentage Interests.

     3.2  Sale of All or Substantially All Assets.  Profit resulting from a sale
          ---------------------------------------
or other disposition of all or substantially all of the Partnership's assets, or upon dissolution of the Partnership, shall be allocated to those Partners having deficit balances in their Capital Accounts (computed after taking into account any other Profit or Loss for the fiscal year in which such event occurred and all distributions pursuant to Sections 4.1 and 4.2 hereof with respect to such
                              --------------------
fiscal year and after adding back each Partner's share of partnership minimum gain and minimum gain attributable to partner nonrecourse debt, determined pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)) in proportion to, and to the extent of, such deficits. Any remaining such Profit and all Loss resulting from a sale or other disposition of all or substantially all of the Partnership's assets, or upon dissolution of the Partnership, shall be allocated to the Partners so as to produce Capital Accounts for the Partners such that the amounts distributed pursuant to Section 12.2(a)(iii) hereof will
                                              --------------------
be in the amounts, sequence and priority set forth in Section 4.2 hereof.
                                                      -----------

     3.3  Partial Sales.  Profit of the Partnership resulting from sale or other
          -------------
disposition (other than in the ordinary course of business) of less than all or substantially all of the

Partnership's assets shall be allocated to those Partners having deficit balances in their Capital Accounts (computed after taking into account any other Profit or Loss for the fiscal year in which such event occurred and all distributions pursuant to Sections 4.1 and 4.2 hereof with respect to such
                          --------------------
fiscal year, including any distribution of any proceeds from the transaction or event giving rise to such Profit and after adding back each Partner's share of partnership minimum gain and minimum gain attributable to partner nonrecourse debt determined pursuant to Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5)) in proportion to, and to the extent of, such deficits. Any remaining such Profit and all Loss resulting from sale or other disposition (other than in the ordinary course of business) of less than all or substantially all of the Partnership's assets shall be allocated to the Partners so as to produce Capital Accounts for the Partners (computed in the manner set forth in the preceding sentence) such that if an amount of cash equal to such positive Capital Account balances were distributed in accordance with such positive Capital Account balances, such distribution would be in the amounts, sequence and priority set forth in Section 4.2 hereof.
                                   -----------

     3.4  Special Allocation Rules.  Notwithstanding any other provision of this
          ------------------------
Agreement:

          (a) Nonrecourse Deductions.  Nonrecourse deductions (as defined in
              ----------------------
Treasury Regulations Section 1.704-2(b)(1)) for each fiscal year shall be allocated to the Partners in the ratio of their Percentage Interests.

          (b) Minimum Gain Chargeback.  If there is a net decrease in
              -----------------------
partnership minimum gain (as defined in Treasury Regulations Section 1.704-2(d)) or in partner nonrecourse debt minimum gain (as defined in Treasury Regulations
Section 1.704-2(i)(3)) during a Partnership fiscal year, the Partners shall be allocated items of Partnership income and gain in accordance with Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

          (c) Limitation on Loss Allocations and Qualified Income Offset.  A
              ----------------------------------------------------------
Partner shall not be allocated items of loss or deduction to the extent such an allocation would cause or increase a deficit Capital Account balance for such Partner as of the close of any taxable year in excess of the amount of such balance that the Partner is obligated or deemed obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.704-
2(i)(5). In determining the Capital Account balance of a Partner for this purpose, adjustments, allocations and distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) shall be taken into account. Any items of loss and deduction not allocated to a Partner under this
Section 3.4(c) shall be allocated first to the other Partner to the extent such
--------------                    -----
other Partner has a positive Capital Account balance (as adjusted in accordance with the preceding sentence and after adding back such other Partner's share of partnership minimum gain and partner nonrecourse debt minimum gain determined pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)), and thereafter as provided in applicable Treasury Regulations. If a Partner
----------
unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section l.704-l(b)(2)(ii)(d)(4), (5) or (6) which results in a negative Capital Account balance in excess of any deficit balance which the Partner is obligated or deemed obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.704-2(i)(5), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain) shall be allocated to such Partner in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. This Section 3.4(c) is intended to comply with the qualified income
                  --------------
offset requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

          (d)  Partner Nonrecourse Deductions.  Any partner nonrecourse
               ------------------------------
deductions (as defined in Treasury Regulations Section 1.704-2(i)(2)) for each fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) to which partner nonrecourse deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

          (e)  Curative Allocations.
               --------------------

               (i)   Loss Limit Curative Allocations.  The special allocations
                     -------------------------------
               set forth in Section 3.4(c) hereof (the "Loss Limit Allocations")
                            --------------              ----------------------
               are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b). Notwithstanding any other provisions of this Agreement (other than the provisions of this
               Section 3.4 and Section 3.5 hereof), the Loss Limit Allocations
               -----------     -----------
               shall be taken into account in allocating other Profits, Losses and items of income, gain, loss and deduction between the Partners so that, to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Loss Limit Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Loss Limit Allocations had not occurred.

               (ii)  Audit Adjustment Curative Allocations.  In the event there
                     -------------------------------------
               is a final administrative or judicial determination for Federal income tax purposes for any taxable year that changes the Capital Account balances of the Partners from the Capital Account balances for such taxable year as previously computed by the Partnership (an "Adjustment"), then, notwithstanding anything
                                ----------
               contained in Section 3.1 hereof, items of Profit, Loss, income,
                            -----------
               gain, loss and deduction for that taxable year and, if necessary, subsequent taxable years, shall be allocated between the Partners so that, to the extent possible, the Capital Account balances of the Partners (taking into account such Adjustment) for that taxable year, and all subsequent taxable years, are the same as they would have been had such Adjustment not occurred. The reallocation described in the preceding sentence shall not be made to the extent that the Adjustment constitutes the correction of an arithmetic or computational error.

     3.5  Allocations with Respect to Contributed Property; Asset Value
          -------------------------------------------------------------
Adjustments.
-----------

          (a)  Contributed Property.  In accordance with Code Section 704(c) and
               --------------------
the Treasury Regulations thereunder, income, gain, loss and deduction (and any item thereof) with respect to any property contributed to the Partnership shall, solely for tax purposes, be allocated between the Partners so as to take into account any variation at the time of contribution between the adjusted basis of such property to the Partnership for Federal income tax purposes and the Asset Value of the contributed property ("Section 704(c) Allocations"). BRC shall elect the method under which Section
  --------------------------
704(c) Allocations will be made for each such item of contributed property.

          (b)  Asset Value Adjustments.  In the event the Asset Value of any
               -----------------------
Partnership property is adjusted so as to differ from its adjusted basis for Federal income tax purposes, subsequent allocations of income, gain, loss and deduction (and any item thereof) with respect to such property shall, in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4), take account of any variation between the adjusted basis of such property for Federal income tax purposes and the Asset Value of such property in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder ("Reverse Section 704(c) Allocations"). BRC shall elect the method
             ----------------------------------
under which Reverse Section 704(c) Allocations will be made for each item of property whose Asset Value is so adjusted.

          (c)  Tax Allocations Only.  Allocations pursuant to this Section 3.5
               --------------------                                -----------
are solely for tax purposes and shall not affect, or in any way be taken into account in computing, either Partner's Capital Account or share of Profit, Loss or other items, or distributions pursuant to any provision of this Agreement.

     3.6  Depreciation Recapture.    Pursuant to Treasury Regulations Section
          ----------------------
1.1245-1(e), to the extent the Partnership recognizes gain as a result of a sale, exchange or other disposition of Partnership assets which is taxable as ordinary income under Code Section 1245 or Code Section 1250, such ordinary income shall be allocated between the Partners in the same proportion as the depreciation giving rise to such ordinary income was allocable among the Partners. In no event, however, shall either Partner be allocated ordinary income hereunder in excess of the amount of gain allocated to the Partner under this Agreement. Any ordinary income that is not allocated to a Partner due to the gain limitation described in the immediately preceding sentence shall be allocated to the other Partner if such other Partner's share of total gain on the sale, exchange or other disposition of the property exceeds its share of depreciation from such Partnership assets.

     3.7  Allocations of Nonrecourse Liabilities. The Partners' shares of
          --------------------------------------
Partnership nonrecourse liabilities shall be determined in accordance with rules of Treasury Regulations Section 1.752-3. "Excess nonrecourse liabilities" (as that term is defined in Treasury Regulations Section 1.752-3(a)(3)) shall be allocated among the Partners in accordance with their Percentage Interests.

     3.8  Special Allocation in Year of Sale or Dissolution.  Items of income,
          -------------------------------------------------
gain, loss and deduction arising in the fiscal year in which there is a sale or other disposition of all or substantially all of the Partnership's assets or in which the Partnership is dissolved shall be allocated to the Partners to the extent and in the manner necessary to produce Capital Accounts for the Partners such that the amounts distributed pursuant to Section 12.2(a)(iii) hereof will
                                              --------------------
be in the amounts, sequence and priority set forth in Section 4.2 hereof.
                                                      -----------

     3.9  Section 754 Election.  Neither the Partners nor the Partnership shall
          --------------------
make or attempt to make an election under Code Section 754 to adjust the basis of Partnership property as provided in Code Sections 734(b) and 743(b).

     SECTION 4.  DISTRIBUTIONS

     4.1  Distribution of Net Cash Flow.  Except as otherwise provided in
          -----------------------------
Section 12.2 hereof, Net Cash Flow (after necessary or appropriate reserves have
------------
been established from time to time or at any time), if any, shall be distributed, at quarterly intervals, to the Partners who are Partners on the applicable Partnership Record Date in the ratio of their Percentage Interests as measured on such Partnership Record Date.

     4.2  Distribution of Net Capital Proceeds.  Except as otherwise provided in
          ------------------------------------
Section 12.2 hereof, Net Capital Proceeds (after necessary or appropriate
------------
reserves have been established from time to time or at any time), if any, shall be distributed, at quarterly intervals or such other times as shall be mutually agreed by the Partners, to the Partners who are Partners on the applicable Partnership Record Date in the following order and priority:

          (a)  First, to BRC an amount equal to $28,200 for each Unoccupied Lot
               -----
that has not become an Occupied Lot at any time on or before such Partnership Record Date; and

          (b)  Thereafter, to the Partners in the ratio of their Percentage
               ----------
Interests.

     SECTION 5.  MANAGEMENT

     5.1  Authority of BRC.  Subject to the provisions of Section 5.2 hereof, to
          ----------------                                -----------
facilitate the operations of the Partnership, the Partners hereby delegate to and vest in BRC full authority and responsibility to conduct the day-to-day management and control of the business and affairs of the Partnership including, without limitation, the authority to make all decisions respecting the Partnership (other than Joint Decisions, as hereinafter defined, which shall be subject to the approval of both Partners pursuant to Section 5.2 hereof). BRC's
                                                     -----------
powers and authority pursuant to this Section 5.1 shall include, without
                                      -----------
limitation, the power and authority to:

          (a) arrange initial acquisition financing for the Property (provided that the terms of such initial acquisition financing are consistent with the approved terms for such initial acquisition financing as set forth in the Property Management and Operation Plan), arrange for the refinancing(s) of such initial acquisition financing and grant, on behalf of the Partnership, all mortgages, encumbrances and/or security interests required by the lender or lenders (which may be Affiliates of BRC) in connection with any of the foregoing;

          (b) incur indebtedness on behalf of the Partnership in the ordinary course of the Partnership's business; and

          (c)  do all other things authorized by this Agreement and, subject to
Section 5.2 hereof, do all other things and make all other decisions that are
-----------
necessary, advisable or convenient in connection with the management, operation or administration of the Property or in connection with the Partnership's business or affairs.

     Except as otherwise provided in Section 5.2 hereof, whenever in this
                                     -----------
Agreement it is provided that any act be performed by the Partnership or the Partners on behalf of the Partnership, or any words of like import are used, it is intended that all such acts shall be performed by BRC. Subject to Section
                                                                      -------
5.8 hereof, any instrument or document executed by BRC shall be binding upon the
---
Partnership.

     5.2  Joint Decisions.
          ---------------

          The unanimous agreement of the Partners shall be required for any of the following Partnership actions (the "Joint Decisions"):
                                        ---------------

          (a)  the performance of any act in contravention of this Agreement;

          (b) the sale, exchange or other transfer of all or a substantial portion of the Property;

          (c) the mortgaging or encumbering of all or a substantial portion of the Property or the assigning or granting of a security interest in all or a substantial portion of the personal property of the Partnership, revenues or income from the Property or any other assets of the Partnership, or the incurring of indebtedness by the Partnership; provided, that BRC shall have the power, without the unanimous approval of the Partners, to (i) arrange initial acquisition financing for the Property (provided that the terms of such initial acquisition financing are consistent with the approved terms for such initial acquisition financing as set forth in the Property Management and Operation
Plan), arrange for the refinancing(s) of such initial acquisition financing, and grant, on behalf of the Partnership, all mortgages, encumbrances and/or security interests required by the lender or lenders (which may be Affiliates of BRC) in connection therewith, and (ii) incur indebtedness on behalf of the Partnership in the ordinary course of the Partnership's business;

          (d) the changing of the designation of the holder of legal record title to the Property or any other property owned by the Partnership;

          (e)  the dissolution of the Partnership;

          (f) the ceasing or substantial altering of the use of the Property as a mobile home park or manufactured home community;

          (g) the performance of any act which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (h) modifying the amount of the Capital Contribution to be made in exchange for issuance of a Partnership Unit as set forth or provided for in
Section 2.3 or 2.6 hereof;
------------------

          (i)  permitting either Partner to withdraw its Capital Contribution;

          (j) any alteration to or deviation from the Property Management and Operation Plan attached hereto as Exhibit F (the "Property Management and
                                                  -----------------------
Operation Plan");
--------------

          (k) approve the annual operating budget for the Property to be prepared and submitted by the Property Manager (as hereinafter defined);

          (l) approve any amendment of the Management Agreement or the appointment of any replacement manager for the Property (unless such replacement manager shall be another Affiliate of BRC); and

          (m) any other Partnership action for which the consent of both Partners is required pursuant to the provisions of this Agreement.

     5.3  Right to Rely on BRC.  Any Person dealing with the Partnership may
          --------------------
rely upon a certificate signed by BRC as to:

          (a)  the identity of either Partner;

          (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Partner or which are in any other manner germane to the affairs of the Partnership; and

          (c) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Partnership.

     5.4  Tax Matters Partner.  BRC shall be designated the "Tax Matters
          -------------------
Partner" as provided in Code Section 6231(a)(7) (and in similar provisions of state and local law).

          (a) The Tax Matters Partner shall be responsible for the filing of the Partnership information returns required under Code Section 6031.

          (b) A Partner shall provide written notice to the Tax Matters Partner of its intent to file an original or an amended income tax return on which such Partner will take a position with respect to a partnership item that is inconsistent with the position taken by the Tax Matters Partner on the Partnership return. Such notice must be given at least thirty (30) days prior to the filing of such return. At such time, such Partner shall provide the Tax Matters Partner with a statement detailing the inconsistent item or items contained in such return. Within ten (10) days after receipt of such statement, the Tax Matters Partner shall provide a copy of such statement to the other Partner.

          (c) The Tax Matters Partner shall include in each Partnership return sufficient information to entitle each eligible Partner to notice from the Internal Revenue Service (the "IRS") pursuant to Code Section 6223(a).
                               ---

          (d) No Partner other than the Tax Matters Partner shall participate in any audit or judicial proceeding governed by Code Sections 6221 or 6233, and each Partner other than the

Tax Matters Partner hereby waives all rights to file a petition for judicial review or to participate in a judicial proceeding under Code Sections 6226 or 6228. Each Partner other than the Tax Matters Partner hereby waives all rights to file an administrative adjustment request with respect to a partnership item under Code Section 6227.

          (e) Each Partner other than the Tax Matters Partner hereby waives all rights to enter into settlement negotiations with the IRS or any other governmental authority with respect to items reflected on the Partnership's tax returns.

          (f) Each Partner shall report to the Tax Matters Partner the conversion of a partnership item to a nonpartnership item under Code Section 6231(b) or any other provision of the Code within ten (10) days after learning of the conversion.

          (g) The Tax Matters Partner shall be authorized to cause the Partnership to incur expenses in the performance of its duties pursuant to this Agreement.

          (h)  The provisions of this Section 5.4 shall govern the conduct of
                                      -----------
each Person who is currently a Partner and each Person who was a Partner during the applicable Partnership taxable year. A Partner shall not be relieved of any duties or responsibilities imposed under this Section 5.4 by the termination or
                                              -----------
transfer of its Partnership Interest.

          (i)  All terms used in this Section 5.4 that are defined in Code
                                      -----------
Section 6231(a) shall have the meanings set forth therein.

     5.5  Duties and Obligations of the Partners.
          --------------------------------------

          (a) Each Partner shall devote to the Partnership such time as may be necessary for the proper performance of all duties hereunder, but neither Partner shall be required to devote full time to the performance of such duties.

          (b) Subject to and in recognition of the various rights, obligations and scope of operating and execution authority granted to the Partners hereunder, the Partners shall exercise due diligence to cause the Partnership to comply with all legal requirements applicable to the Partnership and with all agreements to which the Partnership is a party, or by which the Partnership is bound. The Partners shall devote such of their time to the affairs of the Partnership's business as is reasonably necessary.

     5.6  Indemnification by and of Partners.  Each Partner shall be solely
          ----------------------------------
responsible for and shall indemnify and hold harmless the Partnership and the other Partner from and against the indemnitor Partner's own bad faith, grossly negligent or willfully wrongful acts or omissions and for its acts and omissions which are beyond the scope of its authority hereunder or which are in breach of its obligations hereunder. Neither Partner shall be liable to the Partnership or to the other Partner for any loss or damage arising out of any activities in such Partner's capacity as Partner or Tax Matters Partner, as the case may be, within the scope of such Partner's authority, not in breach of such Partner's obligations hereunder and pursuant to the Partnership's business, unless caused by such Partner's bad faith acts, gross negligence or willful misconduct. The

Partnership will be responsible for any attorneys' fees or penalties arising out of any decisions made by BRC as Tax Matters Partner, and neither Partner shall be required to make any additional Capital Contribution on account of any such fees or penalties. Except to the extent that a Partner incurs loss or damage caused by its bad faith acts, gross negligence or willful misconduct, or for its acts or omissions which are beyond the scope of its authority hereunder, the Partnership shall, out of Partnership assets (but not the assets of any Partners), indemnify and hold the Partners harmless from and against any personal loss or damage incurred by them arising from any act performed by them for and on behalf of the Partnership or arising out of any business of the Partnership. Nothing in this Section 5.6 shall supercede or invalidate any
                             -----------
separate indemnification given to MPI by BRC or its Affiliates on or before the date of this Agreement.

     5.7  Compensation and Loans.
          ----------------------

          (a)  Compensation and Reimbursement.  BRC or its Affiliate shall be
              ------------------------------
entitled to the following: (i) for any period during which neither BRC nor any of its Affiliates is the Property Manager pursuant to the Management Agreement or any other separate management agreement, an annual asset management fee equal to one percent (1%) of the annual gross revenues of the Partnership shall be payable, in monthly installments, by the Partnership to BRC or its Affiliate,
(ii) for any period during which BRC or any of its Affiliates is the Property Manager pursuant to the Management Agreement or another separate management agreement, BRC or such Affiliate (as the case may be) shall be entitled to compensation and fees as set forth in the Management Agreement or such other separate management agreement, (iii) a placement fee of One Hundred Twenty Thousand Dollars ($120,000) (being one percent (1%) of the gross purchase price paid by MPI for the Property) (iv) reimbursement for Partnership Legal Costs paid by BRC or its Affiliates (which are estimated at Three Hundred Fifty-one Thousand Eight Hundred Thirty-five 96/100 Dollars ($351,835.96) as of the date hereof, but are subject to increase), and (iv) the issuance of additional Partnership Units in accordance with Section 2.6 hereof. MPI shall be entitled
                                     -----------
to reimbursements for any direct expenses incurred in connection with the Partnership's business, and for any legal or consulting fees in connection with or relating to the acquisition of the Property by MPI, not to exceed Ten Thousand Dollars ($10,000) in the aggregate.

          (b)  Partner Loans.
               -------------

               (i) The interim loan made by BRC's Affiliate to finance the acquisition of the Property as aforesaid shall (x) not be treated as a Capital Contribution but shall be a debt due from the Partnership to such lender, and (y) be repayable out of the sum of the proceeds of the initial acquisition financing to be arranged by BRC (on behalf of the Partnership), the initial Capital Contributions made to the Partnership by BRC and the Capital Contributions made to the Partnership by MPI.

               (ii) In the event that the Partners or either of them shall determine that funds, in addition to Net Cash Flow, Net Capital Proceeds and the Capital Contributions provided for in this Agreement, are required by the Partnership for any reason, BRC, on behalf of the Partnership, shall endeavor to obtain financing from a third party in the amount of such required additional funding. In the event that (A) any such financing is available from a third party, then, subject to Section 5.2
                                                              -----------
               hereof, the Partnership shall borrow such funds from such third party, or (B) no such financing is reasonably available from a third party, BRC shall request the Partners to loan such additional funds to the Partnership in the proportion of their Percentage Interests, by notice in writing to the Partners setting forth the total amount of the proposed loan, each Partner's proportionate share thereof, the proposed rate of interest and the proposed term for such loan. Within thirty (30) days after such request is made, each Partner shall either (y) loan its proportionate share of the additional funds to the Partnership upon the terms specified in said notice, or (z) notify BRC in writing that it elects not to loan its proportionate share of such additional funds (the failure to timely make such loan or give written notification of the election not to make such loan shall conclusively constitute an election not to make such loan). Either Partner's failure to make any such loan pursuant to this Section 5.7(b)(ii) shall not
                                              ------------------
               constitute a default under this Agreement. If the Partnership shall not have received all of the required additional funds pursuant to the foregoing provisions of this Section 5.7(b)(ii),
                                                            ------------------
               BRC shall be entitled (but not obligated) to make a loan to the Partnership in the amount of the shortfall, which loan shall bear interest at the rate determined in good faith by BRC taking into consideration, without limitation, prevailing interest rates, the interest rates BRC is required to pay in the event BRC has itself borrowed funds to loan or advance to the Partnership and the risk factor of any such loan (except that if MPI has loaned its proportionate share of any such additional funds pursuant to the foregoing provisions of this Section 5.7(b)(ii), but BRC has not
                                            ------------------
               loaned its proportionate share of such funds, then such rate of interest shall instead be equal to the interest rate payable with respect to the funds loaned by MPI, if less). Any loan or advance made to the Partnership pursuant to this Section
                                                                -------
               5.7(b)(ii) shall not be treated as a Capital Contribution but
               ----------
               shall be a debt due from the Partnership to the Partner making such loan or advance.

     5.8  Execution of Documents.  The signatures of both BRC and MPI shall be
          ----------------------
necessary to convey title to any real property owned by the Partnership. The signature of BRC alone shall be necessary and sufficient to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation that are consistent with the provisions of Section 5.1 and Section 5.2 hereof.
                                           -----------     -----------
Both Partners agree that a copy of this Agreement may be delivered to the appropriate parties in order to confirm the foregoing, and further agree that the signature of BRC alone shall be sufficient to execute any "statement of partnership" or other documents necessary to effectuate this or any other provision of this Agreement. The Partners do hereby appoint BRC as their attorney-in-fact for the execution of any or all of the documents described herein.

     5.9  Property.
          --------

          (a) MPI, as record owner of legal title to the Property, hereby declares and warrants that the Property shall be held by MPI solely as nominee for the Partnership for the use and benefit of the Partnership in accordance with the provisions of this Agreement and the Nominee Agreement entered into concurrently herewith by and between MPI and the Partnership, in the form attached hereto as Exhibit G. MPI agrees to take any and all action with respect to the Property that has been approved by BRC (or if such action requires a Joint Decision pursuant to Section
                                                                         -------
5.2 hereof, that has been approved by both Partners), and to refrain from taking
---
any action with respect to the Property that has not been approved by BRC. The Property shall be recorded as the property of the Partnership on the Partnership's books and records, notwithstanding that legal title thereto is held in the name of MPI.

          (b) The Partnership shall hire one (1) or more qualified Persons (which may be Affiliates of BRC) (the "Property Manager") to perform the day-to-
                                       ----------------
day management and operation functions at or relating to the Property, which functions shall be performed in accordance with the Property Management and Operation Plan, applicable industry standards, prudent property management practices and the terms and conditions of the Management Agreement.

     SECTION 6.  BOOKS AND RECORDS

     6.1  Books and Records.  BRC shall keep adequate books and records of the
          -----------------
Partnership at BRC's corporate office, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership's business and affairs, including, without limitation, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's business and affairs. Each Partner and/or its designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books or records.

     6.2  Fiscal Year.  The fiscal year of the Partnership shall be the calendar
          -----------
year.

     6.3  Reports. BRC shall:
     ---  -------

          (a) prepare and make available to MPI a statement of Partnership operations for each calendar quarter;

          (b) cause to be prepared, and make available to MPI, within one hundred twenty (120) days after the end of each fiscal year, a profit and loss statement, a balance sheet and a statement of changes in financial provision; and

          (c) provide quarterly reports to MPI of the activities of BRC pursuant to Section 5.1 hereof, since the date of the previous report.
            -----------

     6.4  Accounting Decisions.  All decisions as to accounting and tax
          --------------------
treatment of any items relating to the Partnership's business shall be made by BRC in consultation with the Partnership's accountants.

     SECTION 7.  AMENDMENTS; MEETINGS

     7.1  Amendments.
          ----------

          (a)  Except as provided in Section 7.1(b) hereof, this Agreement
                                     --------------
shall be amended only by written document signed by both Partners.

          (b)  Notwithstanding Section 7.1(a) hereof, BRC, without obtaining the
                               --------------
consent of MPI, may amend this Agreement, in its sole discretion, to reflect:

               (i) the admission, substitution, termination or withdrawal of any Person pursuant to Section 8.1 hereof, so long as any Person
                                      -----------
               admitted or substituted as a Partner pursuant to Section 8.1
                                                                -----------
               hereof has executed a written document in a form reasonably satisfactory to BRC agreeing to be bound by this Agreement;

               (ii)   a change that is required by this Agreement; or

               (iii) a change to satisfy any requirements or conditions contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law.

          (c) BRC may also, without obtaining the consent of MPI, amend Exhibit A to this Agreement to reflect any increase or decrease in the Capital Contributions, Capital Account Balances and/or number of Partnership Units owned by either Partner pursuant to the provisions of this Agreement.

     7.2  Meetings.
          ---------

          (a) Meetings of the Partners may be called by either Partner. The call shall state the nature of the business to be transacted at such meeting. Notice of any such meeting shall be given to the other Partner not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Whenever the vote or consent of both Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners in person or by telephone or may be given by means of a written consent signed by Partners holding the requisite percentage of Partnership Interests. Except as otherwise expressly provided in this Agreement, the vote of Partners holding more than fifty (50%) of the Partnership Interests shall control.

          (b) Each Partner may authorize any Person or Persons to act for him, her or it by proxy on all matters in which such Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each such proxy must be signed by the Partner or his, her or its attorney-in-fact. No such proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Each such proxy shall be revocable at the pleasure of the Partner executing it unless otherwise provided in the proxy.

          (c) Each meeting of Partners shall be conducted by BRC or such other Person as BRC may appoint pursuant to such rules for the conduct of the meeting as BRC deems appropriate. Unless otherwise agreed upon, all such meetings shall be held at the principal place of business of the Partnership.

     SECTION 8.  TRANSFER OF PARTNERSHIP UNITS

     8.1  Assignments by BRC.  Notwithstanding anything contained herein to the
          ------------------
contrary, BRC shall be entitled to transfer, sell or otherwise dispose of its Partnership Units, or any portion thereof, only to (a) an Affiliate of BRC, (b) a Person that acquires BRC's Partnership Units pursuant to a sale by BRC and/or its Affiliates of a portfolio of assets, (c) a successor entity pursuant to a merger or consolidation of BRC or (d) MPI or MPI's Affiliate. Upon any such permitted transfer, sale or other disposal, the transferee, purchaser or other assignee shall become a substitute Partner of the Partnership with all of the rights, powers and obligations of BRC hereunder.

     8.2  Assignment by MPI.  MPI shall not be entitled to transfer, sell or
          -----------------
otherwise dispose of its Partnership Units, or any portion thereof, except to BRC or BRC's Affiliates.

     8.3  Hypothecation.  Any hypothecation, mortgage, pledge or
          -------------
collateralization of Partnership Units is expressly prohibited and any such purported hypothecation, mortgage, pledge or collateralization in any manner by either Partner shall be null and void and of no legal effect; provided that,
                                                              --------
notwithstanding the foregoing, BRC shall be entitled to hypothecate, mortgage, pledge or collateralize all or any portion of its Partnership Units at any time after the tenth (10th) anniversary of the Partnership Execution Date.

     8.4  Prohibited Assignments.  Any transfer, sale or other disposal or
          ----------------------
purported transfer, sale or other disposal, whether by operation of law or otherwise, of Partnership Units shall be null and void and of no legal effect unless it is permitted by this Section 8.
                               ---------

     8.5  Distributions and Allocations with Respect to Transferred Partnership
          ---------------------------------------------------------------------
Interests. If any Partnership Units are sold, assigned or transferred during any
---------
accounting period in compliance with the provisions of this Agreement, Profits, Losses, each item thereof and all other items of income, gain, loss and deduction attributable to the transferred Partnership Units for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by BRC. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer and all distributions on or before such date shall be made to the transferor, and all distributions thereafter shall be made to the transferee; provided, however, that if the Partnership does not receive a notice stating the date such Partnership Units were transferred and such other information as BRC may reasonably require within thirty (30) days after the end of the accounting period during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, on the last day of the accounting period during which the transfer occurs, was the owner of the Partnership Units. Neither the Partnership nor BRC shall incur any liability for making allocations and distributions in accordance with the provisions of this
Section 8.5, whether or not BRC or the Partnership has knowledge of any transfer of ownership of any Partnership Units.


     SECTION 9.  SALE AND PURCHASE RIGHTS

     9.1  Call Right.  On the tenth (10th) anniversary of the Partnership
          ----------
Execution Date and on each fifth (5th) anniversary thereafter (each a
"Call Exercise Date"), MPI shall have the right to require BRC to sell to MPI
 ------------------
or its Affiliate (except that for this purpose the words "more than fifty percent (50%)" shall be substituted for the words "ten percent (10%)" wherever they appear in the definition of Affiliate in Section 1.7 hereof) (the "Call
                                              -----------               ----
Right") all (but not less than all) of BRC's Partnership Interest, on the
-----
following terms and conditions:

          (a) The Call Right may be exercised solely by written notice from MPI to BRC given at least ninety (90) days prior to the applicable Call Exercise Date, time being of the essence.

          (b) The price for BRC's Partnership Interest shall be calculated in accordance with Schedule 9.1(b) attached hereto.

          (c) The closing on the purchase and sale of BRC's Partnership Interest pursuant to this Section 9.1 (the "Call Closing") shall be held at the principal
                 -----------       ------------
place of business of the Partnership at a date and time reasonably selected by BRC, such time being not earlier than ninety (90) days after the Call Exercise Date.

          (d) At the Call Closing, MPI shall pay to BRC, in cash, the price for BRC's Partnership Interest, and BRC shall execute, acknowledge and deliver to MPI all documents as are necessary or appropriate to effect the transfer to MPI of all of BRC's Partnership Interest.

     9.2  Sale of MPI Stock by MPI Stockholders.
          -------------------------------------

          MPI agrees that:

          (a) Shares of MPI Stock may not be transferred to, or owned by, any person other than MPI, any owner of a mobile or manufactured home located on a lot leased by such owner in the Property, or the estate of any such owner so long as such estate owns a mobile or manufactured home and leases a lot located in the Property (each such person an "Eligible Homeowner").
                                      ------------------

          (b) In the event that an MPI Stockholder ceases to be an Eligible Homeowner or such MPI Stockholder desires to sell all or any portion of such MPI Stockholder's MPI's Stock for any reason, then such MPI Stockholder shall give prompt written notice of such fact to MPI and BRC, which notice shall specify
(w) the number of shares of MPI Stock owned by such MPI Stockholder, (x) the number of shares of MPI Stock proposed to be sold if such MPI Stockholder continues to be an Eligible Homeowner (y) the identity of any proposed purchaser of such MPI Stockholder's MPI's Stock (who must also be an Eligible Homeowner), and (z) the date upon which such MPI Stockholder reasonably expects to consummate the sale of such MPI Stock. Such MPI Stockholder shall give an additional written notice to MPI and BRC containing the aforesaid information promptly upon ceasing to be an Eligible Homeowner.

          (c) Each holder of shares of MPI Stock shall have the right to sell such shares to any other Eligible Homeowner. Each holder of shares of MPI Stock shall also have the right at any time to require MPI to purchase (the "Put
                                                                       ---
Right") such shares (the "Put Stock") at the cash price calculated in accordance
-----                     ---------
with Schedule 9.2 attached hereto (the "Put Price"), which Put Right may be
     ------------                       ---------
exercised by such MPI Stockholder only by giving at least thirty (30) days'
prior notice in writing to MPI and BRC (the "Put Notice").   MPI shall within
                                             ----------
seven (7) days after its receipt of each Put Notice, elect either (x) to fund the Put Price or (y) that BRC shall fund the Put Price on the terms of this
Section 9.2(c).  MPI shall make such election by giving written notice of such
--------------
election to BRC within seven (7) days after MPI's receipt of the applicable Put Notice (and MPI's failure to make a timely election as aforesaid shall conclusively be deemed its election to pursue clause (y)). Upon receipt by BRC of (i) MPI's written notice selecting option (y) above (or MPI shall be deemed to have selected clause (y) as aforesaid) and (ii) evidence acceptable to BRC in its sole discretion that the Put Stock has been validly transferred to MPI and any reasonable indemnification required by Section 9.2(f) hereof has been given
                                           ---------------
by the MPI Stockholder, (A) BRC shall pay to MPI, or, at BRC's election, BRC shall pay directly to the MPI Stockholder on MPI's behalf, the Put Price, in cash and (B) in consideration of payment by BRC of the Put Price as aforesaid, immediately upon such payment by BRC, and without further action by the Partnership, the Partners or the shareholders or directors of MPI (except that BRC may modify Exhibit A to reflect such adjustment): (x) the number of Partnership Units held by BRC shall be increased by the number of shares of Put Stock transferred to MPI by the MPI Stockholder pursuant to the Put Right, divided by the Stock/Unit Ratio; and (xi) the number of Partnership Units held
-------
by MPI shall be decreased by the same number.

          (d) In the event that (A) a holder of shares of MPI Stock ceases to be an Eligible Homeowner for any reason or (B) a person other than an Eligible Homeowner acquires any right, or claim of right, to shares of MPI Stock (each such holder or other person a "Required Seller"), MPI shall have the right (the
                               ---------------
"Call Right"), at any time thereafter, to purchase all of the shares of MPI
 ----------
Stock owned by such Required Seller in exchange for the Put Price. MPI shall exercise such right by written notice to the record owner of such MPI Stock at the address of such record owner listed in the books and records of MPI, such notice to specify the date by which the shares of MPI Stock owned or claimed by such Required Seller are required to be transferred to MPI. If MPI exercises its rights under this Section 9.2(d), MPI shall elect either (x) to fund the Put
                      --------------
Price or (y) that BRC shall fund the Put Price on the terms of this Section
                                                                    -------
9.2(d).  Upon receipt by BRC of (i) written notice from MPI selecting option (y)
------
above and (ii) evidence acceptable to BRC in its sole discretion that the applicable MPI Stock has been validly transferred to MPI and any reasonable indemnification required by Section 9.2(f) hereof has been given by the Required
                            ---------------
Seller, (A) BRC shall pay to MPI, or, at BRC's election, BRC shall pay directly to the Required Seller on MPI's behalf, the Put Price in cash, and (B) in consideration of payment by BRC of the Put Price as aforesaid, immediately upon such payment by BRC, and without further action by the Partnership, the Partners or the shareholders or directors of MPI (except that BRC may modify Exhibit A to reflect such adjustment): (i) the number of Partnership Units held by BRC shall be increased by the number of shares of MPI Stock transferred to MPI by the Required Seller pursuant to this Section 9.2(d), divided by the Stock/Unit
                                     --------------  -------
Ratio; and (ii) the number of Partnership Units held by MPI shall be decreased by the same number. MPI shall at the request of BRC exercise the Call Right with respect to the shares of MPI Stock owned by a Required Seller.

          (e) If MPI exercises its Call Right as provided in Section 9.2(d)
                                                             --------------
hereof, but the Required Seller fails to transfer to MPI such Required Seller's MPI Stock, or to provide the indemnification required by Section 9.2(f) hereof
                                                         ---------------
below, by the date specified in MPI's notice given pursuant to Section 9.2(d)
                                                               --------------
hereof, then, effective as of such date (the "Effective Sale Date"), such
                                              -------------------
Required Seller shall be deemed to have sold his or her MPI Stock to MPI as of the Effective Sale Date. MPI shall elect either (x) to escrow the Put Price for such MPI Stock or (y) that BRC shall fund the Put Price to be escrowed by MPI on the terms of this Section 9.2(e). Upon receipt by BRC of written notice from
                  --------------
MPI selecting option (y) above, (A) BRC shall pay to MPI the Put Price in cash to be placed in escrow by MPI, and (B) in consideration of payment by BRC of the Put Price as aforesaid, immediately upon such payment by BRC, and without further action by the Partnership, the Partners or the shareholders or directors of MPI (except that BRC may modify Exhibit A to reflect such adjustment): (i) the number of Partnership Units held by BRC shall be increased by the number of shares of MPI Stock owned by the Required Seller, divided by the Stock/Unit
                                                  -------
Ratio; and (ii) the number of Partnership Units held by MPI shall be decreased by the same number. Effective from the date specified in MPI's notice to the Required Seller, such Required Seller's sole right shall be to receive the Put Price for such MPI Stock, as calculated as of the Effective Sale Date, upon delivery to MPI of the certificates for such shares and the required indemnification; and the Required Seller shall not be entitled to receive any dividends or other distributions from MPI on account of such shares of MPI Stock and such shares shall have no voting or other rights.

          (f) MPI may require reasonable indemnification from the holder of shares of MPI Stock as a condition to the obligation to pay the Put Price to such holder in connection with the exercise of either a Put Right or Call Right.

          (g) MPI agrees that it shall pay the Put Price of any Put Stock or MPI Stock pursuant to Section 9.2(c), (d) or (e) hereof solely out of its own funds
                  --------------------------
or funds provided by BRC as aforesaid, and that it shall not be entitled, directly or indirectly, to borrow any moneys on account of the Put Price.

          (h) At all times throughout the term of this Partnership, the MPI Documents shall permit the rights and obligations set forth in this Section 9.2.
                                                                    -----------

     9.3  Remedies. The parties agree that the provisions of Sections 9.1 and
          --------                                           ----------------
9.2 hereof comprise an essential component of the joint venture between MPI and
---
BRC, that such provisions are fair and reasonable in scope and content, that an award of money damages may be inadequate for any breach of Sections 9.1 or 9.2
                                                           -------------------
hereof by MPI or BRC and that any such breach may cause the non-breaching party irreparable harm. Accordingly, in addition to any other remedies that may be available at law or in equity, the non-breaching party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including specific performance, and the breaching party agrees not to oppose the granting of such relief on the basis that the non-breaching party has an adequate remedy at law.

     SECTION 10.  DISPUTE RESOLUTION

     10.1 Mediation; Arbitration.
          ----------------------

          If a Deadlock shall occur at any time prior to the tenth (10th) anniversary of the Partnership Execution Date, and such Deadlock shall not be resolved to both Partners' satisfaction by the tenth (10th) anniversary of the Partnership Execution Date, then the provisions of this Section 10.1 shall
                                                        ------------
apply:

          (a) Mediation.   The Partners shall first endeavor to settle such
              ---------
Deadlock by mediation under the CPR Model Mediation Procedure for Business Disputes.

          (b) Referral to Arbitration.   In the event the Partners are unable to
              -----------------------
resolve such Deadlock through mediation as aforesaid within thirty (30) days after the initiation of such mediation procedure, either Partner may refer such Deadlock to arbitration pursuant to the provisions of this Section 10.1(b) by
                                                           ---------------
sending written notice to that effect to the other Partner. Any such arbitration shall be conducted on the following terms and conditions:

              (i) Any such arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "AAA") by
                                                                      ---
              a single arbitrator, jointly selected by the Partners, or, absent agreement as to the selection of such arbitrator within thirty
              (30) days after the written notice provided for in Section
                                                                 -------
              10.1(b) hereof, by the AAA.  Such single arbitrator shall be an
              -------
              independent and impartial person with not less than ten (10) years experience, as an owner or owner's representative, in the mobile home park or manufactured home community industry in the United States;

              (ii) The arbitration shall be held in the county and state in which the Property is located (or at such other location as shall be jointly approved by the Partners);

              (iii) The Partners shall be entitled to make written submissions and to present relevant written evidence to the arbitrator. Promptly following his or her appointment, the arbitrator shall notify each of the Partners of the latest date (being not less than fifteen (15) days after the date of such notification unless extended by the arbitrator for good cause shown, but in no case shall said period be extended by more than an additional thirty
              (30) days) that the arbitrator will accept submissions or written evidence. Submissions and/or evidence shall not be considered by the arbitrator if received after the specified deadline. Unless otherwise agreed by both Partners, there shall be no formal hearing or oral submissions;

               (iv) The arbitrator shall issue his or her decision in writing to both Partners as soon as reasonably possible, but in all cases within fifteen (15) days after the latest date for acceptance of written submissions and/or evidence;

               (v)   Any decision rendered by the arbitrator pursuant to this
               Section 10.1(b) shall be binding upon the parties hereto and, to
               ---------------
               extent permitted by law, shall be enforceable by a court of competent jurisdiction by an order of specific performance;

               (vi) The arbitrator shall not have the power to adjudicate or make any award with respect to any matter that is not subject to the arbitration; and

               (vii) Each Partner shall bear its own costs and expenses incurred in connection with the arbitration together with fifty percent (50%) of the costs and expenses of the arbitrator.

     10.2 Mediation; Buy-Sell.
          -------------------

          If a Deadlock shall not have been resolved to both Partners' satisfaction (and such Deadlock shall not be in binding arbitration), as of the tenth (10th) anniversary of the Partnership Execution Date, or if a Deadlock occurs on or after the tenth (10th) anniversary of the Partnership Execution Date, then the provisions of this Section 10.2 shall apply:
                                  ------------

          (a) Mediation.  The Partners shall first endeavor to settle such
              ---------
Deadlock by mediation under the CPR Model Mediation Procedure for Business Disputes.

          (b) Buy or Sell Notice. In the event the Partners are unable to
              ------------------
resolve such Deadlock through mediation within thirty (30) days after the initiation of such mediation procedure, either Partner may issue a notice initiating the buy-sell procedure set forth in this Section 10.2 (a "Buy-Sell
                                                    -------------    --------
Notice") to the other Partner.
------

          (c) Buy-Sell Offers.  In the event that either Partner delivers to the
              ---------------
other Partner a Buy-Sell Notice, such Buy-Sell Notice shall be deemed to comprise offers (the "Buy-Sell Offers") by the Partner giving such Buy-Sell
                      ---------------
Notice both (i) to sell all of its Partnership Units to the other Partner or its Affiliate (except that for the purposes of this Section 10.2, the words "more
                                                ------------
than fifty percent (50%)" shall be substituted for the words "ten percent (10%)" wherever they appear in the definition of Affiliate set forth in Section 1.7
                                                                 -----------
hereof) for the price per Partnership Unit set forth in the Buy-Sell Notice (the "Buy-Sell Unit Price") and (ii) to purchase or to cause its Affiliate to
 -------------------
purchase all of the other Partner's Partnership Units for a price per Partnership Unit equal to the Buy-Sell Unit Price. A Buy-Sell Notice shall be void and of no effect if it does not set forth a Buy-Sell Unit Price per Partnership Unit.

          (d) Acceptance.  Within thirty (30) days after delivery of the Buy-
              ----------
Sell Notice, the offeree-Partner shall accept one of the Buy-Sell Offers set forth in said Buy-Sell Notice by a written acceptance delivered to the offeror-Partner stating the offeree-Partner's acceptance of the offer to buy or to sell, as the case may be. Failure of the offeree-Partner to accept one of the

Buy-Sell Offers within such thirty (30) days shall be deemed to be an acceptance of the offeror-Partner's offer to buy, with such acceptance being deemed to have been made on the thirtieth (30th) day after delivery of the Buy-Sell Notice. Buy-Sell Offers shall be irrevocable for thirty (30) days after delivery. After a Buy-Sell Notice has been delivered by a Partner, the other Partner may not deliver a Buy-Sell Notice, and neither Partner shall dispose of, alienate or in any way encumber all or any part of its Partnership Interest. In addition, neither Partner shall take any action which would result in a material adverse change in the assets or liabilities of the Partnership or condition of the Property.

          (e)  Closing
               -------

               (i)   Acceptance of a Buy-Sell Offer pursuant to this Section
                                                                     -------
               10.2 shall constitute a binding agreement between the offeror-
               ----
               Partner and the offeree-Partner to buy and sell the applicable Partnership Interests at a closing (the "Buy-Sell Closing") to be
                                                        ----------------
               held at the principal place of business of the Partnership, at a date and time reasonably selected by BRC, within sixty (60) days after the date the Buy-Sell Offer is accepted, or deemed to be accepted. At the Buy-Sell Closing, the selling Partner shall assign and deliver all of its Partnership Interest to the buying Partner (or the buying Partner's designated Affiliate) free and clear of all liens, encumbrances and claims of third parties. If the selling Partner is unable to so deliver its Partnership Interest at the Buy-Sell Closing (or any extension thereof), the buying Partner may, at its sole election: (A) terminate the agreement to purchase such Partnership Interest if such inability constitutes a material default by the selling Partner; (B) accept the selling Partner's Partnership Interest in its then current condition with appropriate adjustments in price; or (C) extend the date for the Buy-Sell Closing for thirty (30) days, during which period the selling Partner shall use its best efforts to remove any such liens, encumbrances or claims affecting its Partnership Interest.

               (ii) At the Buy-Sell Closing, the buying Partner shall pay (or shall cause the buying Partner's designated Affiliate to pay) to the selling Partner, in cash, a purchase price equal to the product of (y) the number of Partnership Units owned by the selling Partner as of the date of the Buy-Sell Closing and (z) the Buy-Sell Unit Price. The buying Partner shall also obtain (or shall cause the buying Partner's designated Affiliate to obtain) discharges of any continuing liability of the selling Partner on account of Partnership financing or, in lieu of such discharges, shall provide to the selling Partner, if the selling Partner so agrees, in its sole discretion, an indemnification and hold-harmless agreement with respect to such liability and all other continuing liabilities of the selling Partner reasonably satisfactory to the selling Partner.

               (iii) In connection with the Buy-Sell Closing, each Partner shall execute, acknowledge and deliver all documents as are necessary or appropriate to effect the transfer of the Partnership Interest in question.

               Each Partner hereby irrevocably appoints the other Partner as its attorney-in-fact for the sole purpose of executing, acknowledging and delivering said documents in its behalf pursuant to this
               Section 10.2 in the event such Partner fails to execute,
               ------------
               acknowledge or deliver the same. Notwithstanding the foregoing power of attorney and in addition to any other rights which the Partners have hereunder, a Partner desiring to enforce a purchase or sale pursuant to this Section 10.2 shall have the right to
                                        ------------
               apply to a court of competent jurisdiction for specific performance of this Section 10.2, and the other Partner shall not
                                   ------------
               plead as a defense that an adequate remedy at law exists.

     SECTION 11. REPRESENTATIONS AND WARRANTIES

     11.1 Representations of BRC.  BRC hereby represents and warrants to MPI
          ----------------------
that:

          (a) Existence and Power.  BRC is duly organized, validly existing and
              -------------------
in good standing under the laws of the State of Delaware and is duly licensed and qualified in all jurisdictions in which such licensing and qualification is required in light of the assets owned or business conducted therein, except where the failure to be so qualified does not, individually or in the aggregate, have a material adverse effect on its financial condition, business or assets. BRC has all requisite power and authority (i) to own its assets and to carry on the business in which it is engaged and (ii) to execute, deliver and perform its obligations under this Agreement.

          (b) Due Authorization, Etc.  This Agreement has been duly authorized,
              -----------------------
executed and delivered on behalf of BRC and will constitute, when executed and delivered by MPI, the legal, valid and binding obligation of BRC, enforceable against BRC in accordance with its terms, subject as to enforceability only to bankruptcy, insolvency and other similar laws.

          (c) Consents.  No authorization, consent, approval, license or formal
              --------
exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state or local), is required in connection with the making and performance by BRC of this Agreement.

     11.2 Representations of MPI.  MPI hereby represents and warrants to BRC
          ----------------------
that:

          (a) Existence and Power.  MPI  has been validly converted into, and
              -------------------
is, a for-profit corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and is duly licensed and qualified in all jurisdictions in which such licensing and qualification is required in light of the assets owned or business conducted therein, except where the failure to be so qualified does not, individually or in the aggregate, have a material adverse effect on its financial condition, business or assets. MPI has all requisite power and authority (i) to own its assets and to carry on the business in which it is engaged and (ii) to execute, deliver and perform its obligations under this Agreement.

          (b) Due Authorization, Etc.  This Agreement has been duly authorized,
              -----------------------
executed and delivered on behalf of MPI and will constitute, when executed and delivered by BRC, the legal, valid and binding obligation of MPI, enforceable against MPI in accordance with its terms, subject as to enforceability only to bankruptcy, insolvency and other similar laws.

          (c) Consents.  No authorization, consent, approval, license or formal
              --------
exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state or local), is required in connection with the making and performance by MPI of this Agreement.

     SECTION 12.  DISSOLUTION AND WINDING UP


     12.1 Liquidating Events.  The Partnership shall dissolve and commence
          ------------------
winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):
--------------------

          (a) The sale of all or a substantial portion of the assets of the Partnership;

          (b) MPI and BRC shall each have voted to dissolve, wind up and liquidate the Partnership;

          (c) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership;

          (d) Either party shall terminate this Agreement by written notice to the other in the event that the Registration Statement (as defined in the Contribution Agreement) shall not become effective within six (6) months after the date of its filing with the U.S. Securities and Exchange Commission; or

          (e) Any of the conditions to either Partner's obligation to close under the Contribution Agreement shall not have been satisfied as of the Closing Date, such Partner shall not have waived such conditions and such Partner shall have given notice to the other Partner terminating this Agreement.

     The insanity, lack of legal capacity, incapacity, death, insolvency, adjudication of bankruptcy or dissolution of either Partner or any individual partner, member and/or manager, shareholder or principal of either Partner, or the transfer or assignment (whether by operation of law or otherwise) of any interest of either Partner, the appointment of a successor or receiver for either Partner or any individual partner, member and/or manager, shareholder or principal of either Partner, shall not dissolve or terminate the Partnership. Neither Partner shall have the right to withdraw from the Partnership or to have the Partnership dissolved or to have its Capital Contribution returned except as provided in this Agreement.

     12.2 Winding Up.
          ----------

          (a) Except as otherwise provided in Section 12.1 hereof, upon the
                                              ------------
occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. BRC (or in the event

BRC has ceased to be a Partner, MPI) (the "Liquidating Partner") shall be
                                           -------------------
responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and assets, and the Partnership's assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

               (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

               (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

               (iii) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. If either Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

The Liquidating Partner shall not receive any additional compensation for any services performed pursuant to this Section 12.
                                    ----------

          (b) In the discretion of the Liquidating Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Section 12 may be:
     ----------

               (i) distributed to a trust established for the benefit of the Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidating Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

               (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

     12.3 Certain Terminations.  Notwithstanding any other provisions of this
          --------------------
Section 12, in the event the Partnership is terminated within the meaning of
----------
Code Section 708(b)(1)(B), but no

Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

     12.4  Liquidation of Partner's Interest.  Except as otherwise specifically
           ---------------------------------
provided in this Agreement, any distribution made to a Partner as a result of the liquidation of such Partner's interest in the Partnership (within the meaning of Treasury Regulations Section 1.761-1(d)), which liquidation is not a result of dissolution of the Partnership, shall be made in accordance with the positive Capital Account balances of the Partners, as determined after taking into account all Capital Account adjustments for the Partnership fiscal year during which such liquidation occurs through the date of such liquidation (other than those adjustments due to distributions made pursuant to this Section 12.4),
                                                                  ------------
by the end of such year (or, if later, within ninety (90) days after the date of such liquidation). All distributions upon liquidation of a Partner's interest in the Partnership shall be made in accordance with the timing requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

     12.5  Rights of Partners.  Except as otherwise provided in this Agreement,
           ------------------
each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership.

     12.6  Records of Liquidation.  Each of the Partners shall be furnished with
           ----------------------
a statement prepared by the Partnership's accountants which shall set forth the assets and liabilities of the Partnership as of the date of the occurrence of the Liquidating Event and the plans for compliance with Section 12.2 hereof.
                                                        ------------

     12.7  Restrictions on Use of Property. It is agreed to that in the event
           -------------------------------
that the assets of the Partnership are liquidated on or before the tenth (10th) anniversary of the Partnership Execution Date, the Property shall not be converted to a use other than a mobile home park or manufactured home community during the period ending on the tenth (10th) anniversary of the Partnership Execution Date (subject to causes beyond the parties' reasonable control, including, without limitation, zoning changes, condemnation and casualty), and, on or before the date such liquidation is completed, the Partners shall execute and record a restrictive covenant, in recordable form and otherwise in form and substance reasonably acceptable to both Partners, prohibiting any such change of use, against the title to the Property.

     SECTION 13.  MISCELLANEOUS

     13.1  Further Action.  Each Partner agrees to perform any further acts and
           --------------
to execute and deliver any documents which may be reasonably necessary to effect the provisions of this Agreement.

     13.2  Notices.  Except as otherwise specifically provided herein, any
           -------
notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier or registered or certified mail,

           If to BRC:     Blue Ribbon Communities Limited Partnership
                          c/o Manufactured Home Communities, Inc.

                             Two North Riverside Plaza, Suite 800
                             Chicago, Illinois 60606
                             Attention: President

          With a copy to:    Manufactured Home Communities, Inc.
                             Two North Riverside Plaza, Suite 800
                             Chicago, Illinois 60606
                             Attention: General Counsel

          If to MPI:         Meadows Preservation, Inc.
                             2555 PGA Boulevard
                             Palm Beach Gardens, Florida 33410
                             Attention: President

Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally or by nationally recognized overnight courier, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid. Either Partner may from time to time specify a different address by notice to the other Partner.

     13.3  Binding Effect.  Subject to the restrictions on assignment herein
           --------------
contained and except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and assigns.

     13.4  Construction.  Every covenant, term and provision of this Agreement
           ------------
shall be construed simply according to its fair meaning and not strictly for or against either Partner.

     13.5  Time.  Time is of the essence with respect to this Agreement.
           ----

     13.6  Headings.  Section and other headings contained in this Agreement are
           --------
for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     13.7  Severability.  Every provision of this Agreement is intended to be
           ------------
severable. If any term or provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such unenforceability, illegality or invalidity shall not affect the enforceability, validity or legality of the remainder of this Agreement.

     13.8  Incorporation by Reference.  Every exhibit attached to this Agreement
           --------------------------
and referred to herein is hereby incorporated in this Agreement by reference.

     13.9  Construction.  Whenever required by the context, any gender used in
           ------------
this Agreement shall include any other gender, the singular shall include the plural and the plural shall include the singular.

     13.10  Governing Law.  The laws of the State of Florida, without reference
            -------------
to its conflict of laws rules, shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

     13.11  Venue.  Each of the Partners irrevocably (a) agrees that any suit,
            -----
action or other legal proceeding arising out of or relating to this Agreement shall be brought in the state of Florida in a court located in Palm Beach County, or the Federal District Court for the Southern District of Florida, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

     13.12  Holding of Assets; Waiver of Action for Partition.  All property,
            -------------------------------------------------
real or personal, owned by the Partnership, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in the Partnership's assets or any portion thereof. Each of the Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership's assets.

     13.13  Counterpart Execution.  This Agreement may be executed in any number
            ---------------------
of counterparts with the same effect as if each of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     13.14  Entire Agreement. This Agreement constitutes the entire agreement
            ----------------
between the parties hereto with respect to the subject matter hereof shall supersede any and all prior understandings between the parties with respect to the subject matter hereof (the Partners acknowledging that any separate indemnification described in Section 5.6 hereof shall survive the execution of
                             -----------
this Agreement), and may be amended only by an amendment effectuated in accordance with the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first above set forth.

                                   BLUE RIBBON COMMUNITIES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

Witness:                           By:   MHC-QRS Blue Ribbon Communities, Inc.,
                                         a Delaware corporation, General Partner


                                         By:_______________________________
_______________________________
                                         Name:_____________________________
_______________________________
                                         Title:____________________________



                                   MEADOWS PRESERVATION, INC., a Florida
                                   corporation


                                   By:_____________________________________
_______________________________
                                   Name:___________________________________
_______________________________
                                   Title:__________________________________

                                   EXHIBIT A
                                   ---------

                        Names, Capital Contributions and
                        --------------------------------
          Partnership Interests of Partners (as of September _, 1998)
          -----------------------------------------------------------

                                             Capital  Number of
Names and                     Capital        Account  Partnership  Percentage
---------
Addresses                     Contributions  Balance  Units        Interest
---------                     -------------  -------  -----        --------
Blue Ribbon Communities              $1,000   $1,000    1            50%
Limited Partnership

Meadows Preservation, Inc.           $1,000   $1,000    1            50%

                                Schedule 2.6(b)
                                ---------------

                          Determination of Unit Values
                          ----------------------------



     For purposes of this Schedule 2.6(b), the capitalized terms set forth below shall have the meanings respectively ascribed to them. Other capitalized terms used herein but not defined below shall have the meanings set forth in the General Partnership Agreement of The Meadows Resort Partnership dated as of ___________, 1998 by and between Blue Ribbon Communities Limited Partnership and Meadows Preservation, Inc.

     "Applicable Calendar Year" means the calendar year immediately preceding the Determination Date.

     "Applicable Portion" means, for each Unoccupied Lot that becomes an Occupied Lot during any Applicable Calendar Year, a fraction the numerator of which shall be the number of days in the period commencing on the date that such Unoccupied Lot becomes an Occupied Lot and ending on December 31 in the same Applicable Calendar Year, and the denominator of which shall be 365.

     "Average Occupied Lot Number" means (a) the number of Occupied Lots on the first day of the Applicable Calendar Year, plus (b) the aggregate of the
                                           ----
Applicable Portions for the Applicable Calendar Year.

     "Determination Date" means the date upon which the Unit Value and/or Occupied Lot Value are determined pursuant to Section 2.6(b) of the Agreement.

     "Outstanding Mortgage" means the outstanding principal amount of any mortgage indebtedness secured by the Property as of the last day of the Applicable Calendar Year.

     "Property Net Operating Income" means the net income of the Partnership before depreciation expense, mortgage interest expense and extraordinary items for the Applicable Calendar Year, as determined in accordance with generally accepted accounting principles.

1. Throughout the term of the Agreement, the Occupied Lot Value from time to time shall be an amount equal to:

     (a) The Property Net Operating Income, multiplied by (b) sixteen (16),
                                            -----------
     divided by (c) the Average Occupied Lot Number.
     -------

2. Throughout the term of the Agreement, the Unit Value from time to time shall be equal to:

     (a) The Occupied Lot Value, multiplied by (b) the number of Occupied Lots
                                 ----------
     as of the last day of such Applicable Calendar Year, minus (c) the
                                                          -----
     Outstanding Mortgage, divided by (d) the aggregate number of Partnership
                           -------
     Units issued and outstanding as of the last day of the Applicable Calendar Year.

                                Schedule 9.1(b)
                                ---------------

               Determination of Price for BRC's Partnership Units
               --------------------------------------------------



     For purposes of this Schedule 9.1(b), capitalized terms used but not defined herein shall have the meanings set forth in the General Partnership Agreement of The Meadows Resort Partnership dated as of ___________, 1998 by and between Blue Ribbon Communities Limited Partnership and Meadows Preservation, Inc. or in Schedule 2.6(c) attached thereto.

     The price for BRC's Partnership Units from time to time shall be an amount equal to:

     (a) The number of Partnership Units held by BRC, multiplied by (b) the Unit
                                                      ----------
     Value, plus (c) an amount equal to $28,200 for each Unoccupied Lot that
            ----
     has not become an Occupied Lot at any time on or before the Call Closing Date.

                                  Schedule 9.2
                                  ------------

                           Determination of Put Price
                           --------------------------


     For purposes of this Schedule 9.2, capitalized terms used but not defined herein shall have the meanings set forth in the General Partnership Agreement of The Meadows Resort Partnership dated as of ___________, 1998 by and between Blue Ribbon Communities Limited Partnership and Meadows Preservation, Inc. or in
Schedule 2.6(c) attached thereto.

1. For the period commencing on the date of the Agreement and ending on the second (2nd) anniversary of the Partnership Execution Date, the Put Price shall be equal to (a) the Unit Value then pertaining, (b) divided by the Stock/Unit
                                                 -------
Ratio, multiplied by (b) eighty percent (80%).
       ----------

2. From and after the day immediately following the second (2nd) anniversary of the Partnership Execution Date through the end of the term of the Agreement, the Put Price from time to time shall be equal to (a) the Unit Value then pertaining, divided by (b) the Stock/Unit Ratio.
            -------

                         GENERAL PARTNERSHIP AGREEMENT

                                       OF

                         THE MEADOWS RESORT PARTNERSHIP



                              ______________, 1998



THE PARTNERSHIP INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE OR
JURISDICTION.   NO SALE, OFFER TO SELL, OR OTHER TRANSFER OF THESE INTERESTS MAY
BE MADE BY A PARTNER UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR UNLESS IN THE OPINION OF COUNSEL TO THE MEADOWS RESORT PARTNERSHIP THE PROPOSED DISPOSITION FALLS WITHIN A VALID EXEMPTION FROM THE REGISTRATION PROVISIONS OF THOSE ACTS.